ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20130102749-99
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/14/2013 10:12 AM
	Entity Number E0084842013-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	UA Granite Corporation
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Business Filings Incorporated (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75,000,000 Par value per share: $ 0.00001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Myroslav Tsapaliuk (Name) Unit 13A, Bldg 10, Bogdan Khmelnytsky Street (Street Address) Kyiv, Ukraine (City) (State) 01030 (Zip Code) 2) (Name) (Street Address) (City) (State) (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Business Filings Incorporated (Name) X [signature] Mark Williams, AVP (Incorporator Signature) 8040 Excelsior Dr., Ste 200 (Address) Madison (City) WI (State) 53717 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Mark Williams, AVP, Business Filings Incorporated Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity February 14, 2013 (Date)

This form must be accompanied by appropriate fees.